Exhibit 2.2

SECOND AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Second Amendment”) is made and entered into as of April 30, 2012, by and between GYMAN PROPERTIES, LLC, an Arkansas limited liability company (“Seller’’), and ADCARE PROPERTY HOLDINGS, LLC, an Ohio limited liability company or its permitted assigns (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of January 17, 2012 (the “Agreement”); and

WHEREAS, Seller and Purchaser are the parties to that certain First Amendment to Purchase and sale agreement dated as of March 27, 2012 (the “First Agreement”); and

WHEREAS, Seller and Purchaser desire to amend the Agreement to extend the Closing Date on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

1.             Recitals; Terms.  The foregoing recitals are true and correct and incorporated into this Second Amendment as if fully set forth herein. Capitalized but undefined terms used in this Second Amendment shall have the meanings set forth in the Agreement or the First Amendment, as the case may be.

2.             Closing Date.  The Closing Date is hereby extended to May 31, 2012.

3.             Deposit.  As of the date of this Second Amendment, the total amount of the Deposit is $50,000.00. In exchange for Seller’s agreement to extend the Closing Date as set forth herein,

(i) Purchaser shall deliver to Seller the sum of $100,000.00, which shall be applied in the following manner:

(a) $25,000.00 shall serve as the fee due to Seller for the purposes of entering into this extension and shall be the separate and exclusive property of Seller; and

(b) $75,000.00 shall be applied in reduction of the Purchase Price, and

(ii) $50,000.00 shall be held by the Escrow Agent and the Escrow Agreement shall be extended until not earlier than May 31, 2012.

4.             Assurances.  Purchaser confirms to Seller that it is committed to close on its acquisition of the Facility, subject to its obtaining financing and subject to the fulfillment of the conditions set forth in the Agreement. Purchaser represents that it has, in material respects, concluded the due diligence contemplated in the Agreement and that subject to the satisfaction of the conditions precedent as specified in Section 4.1 of the Agreement, Purchaser is prepared to fulfill its obligations under the Agreement on or before the Closing Date, as the same is extended by this Amendment.

5.             Ratification.  Except to the extent amended hereby, Purchaser and Seller ratify and confirm that all other terms and conditions of the Agreement remain in full force and effect.

6.             Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall be taken to be one and the same Second Amendment, for the same effect as if all parties hereto had signed the same signature page, and an electronic PDF or facsimile copy of an executed counterpart shall constitute the same as delivery of the original of such executed counterpart. Any signature page of this Second Amendment (whether original or facsimile) may be detached from any counterpart, of this Second Amendment (whether original or facsimile) without impairing the legal effect of any signatures thereof and may be attached to another counterpart of this Second Amendment (whether original, PDF or facsimile) identical in form hereto but having attached to it one or more additional signature pages (whether original, PDF or facsimile).

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as a sealed instrument and delivered as of the date first above written.

SELLER:		PURCHASER:

GYMAN PROPERTIES, LLC,		ADCARE PROPERTY HOLDINGS, LLC,
an Arkansas limited liability company		an Ohio limited liability company

By:	/s/ Joey Wiggins	By:	/s/ Christopher F. Brogdon
	Joey Wiggins, Authorized Member		Christopher F. Brogdon, Vice Chairman